UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

CCA Industries, Inc.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Murray Hill Parkway, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Company purchased three Trademarks, the first joint pain analgesic products it has ever marketed. The Trademarks are Pain Bust RI, Pain Bust RII, and Pain Bust R Ultra. The Trademarks aggregated approximately $825,000 in unaudited gross sales last year. The products are being sold in the mass market and in direct mail. This is the Company’s first entry in the direct mail market.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 4, 2008

CCA Industries, Inc.
Registrant

By:	Ira W. Berman
Ira W. Berman, Secretary